November 5, 2015

Q4 FY15 Results

Steve Voorhees
Chief Executive Officer

Ward Dickson
Chief Financial Officer

Jim Porter
President, Paper Solutions

Bob Beckler
President, Packaging Solutions

WestRock

Forward-looking Statements

This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to the statements on the slides entitled "Key Financial Statistics and Other Information – Outlook" and "Multiple Levers to Increase Shareholder Value" that give guidance or estimates for future periods as well as statements regarding, among other things, that, WestRock expects annualized run rate business performance improvements of at least $400 million by 9/30/16; Tres Barras mill now capable of producing 500k tons annually of containerboard; a new activated carbon plant in China is starting production and will be realizing sales in the first half of calendar year 2016; good execution and momentum in the Company's packaging operations; separation of Specialty Chemicals business on track for Q2 FY 16; continuing strong economic and real estate trends in Charleston, SC market; step-up in book value of projects to market value for purchase price accounting will have significant impact on ongoing reported profitability and no impact on cash flow with respect to Land & Development segment; $1 billion total productivity objective target to be achieved by 9/30/18, that we are on track to meet it and the components that make up such goal; home, health and beauty continuing improvement in income and margins due to favorable mix and productivity gains; that we will be able to monetize Land and Development over time; and What We are Doing column and the "Balanced Capital Allocation Strategy" section on the slide entitled "Multiple Levers to Increase Shareholder Value." Forward-looking statements are based on our current expectations, beliefs, plans or forecasts and are typically identified by words or phrases such as "may," "will," "could," "should," "would," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target," "prospects," "potential" and "forecast," and other words, terms and phrases of similar meaning. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties. WestRock cautions readers that a forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. With respect to these statements, WestRock has made assumptions regarding, among other things, the results and impacts of the merger of MeadWestvaco and RockTenn; whether and when the spin-off of WestRock's Specialty Chemicals business will occur; economic, competitive and market conditions generally; volumes and price levels of purchases by customers; competitive conditions in WestRock's businesses and possible adverse actions of their customers, competitors and suppliers. Further, WestRock's businesses are subject to a number of general risks that would affect any such forward-looking statements including, among others, decreases in demand for their products; increases in energy, raw materials, shipping and capital equipment costs; reduced supply of raw materials; fluctuations in selling prices and volumes; intense competition; the potential loss of certain customers; the scope, costs, timing and impact of any restructuring of our operations and corporate and tax structure; the occurrence of a natural disaster, such as a hurricane, winter or tropical storm, earthquake, tornado, flood, fire, or other unanticipated problems such as labor difficulties, equipment failure or unscheduled maintenance and repair, which could result in operational disruptions of varied duration; our desire or ability to continue to repurchase company stock; and adverse changes in general market and industry conditions. Such risks and other factors that may impact management's assumptions are more particularly described in our filings with the Securities and Exchange Commission, including in Item 1A under the caption "Risk Factors" in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2015. The information contained herein speaks as of the date hereof and WestRock does not have or undertake any obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

Disclaimer and Use of Non-GAAP Financial Measures and Reconciliations

We may from time to time be in possession of certain information regarding WestRock that applicable law would not require us to disclose to the public in the ordinary course of business, but would require us to disclose if we were engaged in the purchase or sale of our securities. This presentation shall not be considered to be part of any solicitation of an offer to buy or sell WestRock securities. This presentation also may not include all of the information regarding WestRock that you may need to make an investment decision regarding WestRock securities. Any such investment decision should be made on the basis of the total mix of information regarding WestRock that is publicly available as of the date of such decision.

We have included financial measures that were not prepared in accordance with accounting principles generally accepted in the United States ("GAAP"). The non-GAAP financial measures presented are not intended to be a substitute for GAAP financial measures, and any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP and the reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures included in the Appendix to this presentation.

Key Takeaways for the Quarter

Solid financial performance — good execution and momentum in packaging

- Adjusted EPS of $0.93 (1)
- Free Cash Flow of $268 million (2), excluding after-tax restructuring and transaction fees unpaid at the merger date
- North American corrugated — EBITDA margin of 20.1% (3)
  - Box shipments up 2.9% on a per day basis versus Q4 FY14
- Brazil corrugated — EBITDA margin of 28.2% (3)
- Consumer Packaging — strong performance in folding carton, merchandising displays and home, health and beauty

Excellent progress realizing merger benefits

- Achieved annualized run rate business performance improvements as of 9/30/15 in excess of $150 million
- Separation of Specialty Chemicals (Ingevity) business moving forward; initial Form 10 filed

Disciplined and balanced capital allocation strategy

- Repurchased $328 million of WestRock stock — 5.45 million shares total
- Paid $98 million in dividends, at annualized rate of $1.50 per share
- Leverage ratio was 2.08x at 9/30/15 versus target of 2.25x – 2.50x (3)
- Closed SP Fiber acquisition on 10/1/15
- Announced joint venture in Mexico with Grupo Gondi (subject to regulatory approval)

1) On a GAAP basis, WestRock's Earnings Per Share (EPS) was $0.44 for Q4 FY15. See Use of Non-GAAP Financial Measures and Reconciliation in the Appendix.
2) Free Cash Flow is equal to Cash Flow from Operations of $387.0 million plus after-tax restructuring and merger transaction fees of $107.8 million unpaid at the time of merger minus capital expenditures of $226.6 million.
3) See Use of Non-GAAP Financial Measures and Reconciliations in the Appendix.

Financial Summary

($ in millions, expect percentages and per share data)	Q4 FY15 WRK [2]	Q4 FY14 RKT + MWV [3][4]
Net Sales	$3,873	$4,076
Segment Income including Corporate Costs [1]	$400	$517
Segment EBITDA including Corporate Costs [1]	$681	$761
LTM Credit Agreement EBITDA [1]	$2,569	
LTM Credit Agreement EBITDA margin [1]	16.9%	
Adjusted EPS [1][5]	$0.93	

Year-over-year Net Sales decline of $203 million is partly attributable to FX impact of $141 million and lower revenue after the sale of MWV European tobacco business of $44 million

1) See Use of Non-GAAP Financial Measurers and Reconciliations in Appendix.
2) Q4 FY15 results adjusted for merger-related inventory step-up and LIFO adjustments of $72 million.
3) MWV Q4 FY14 Segment Income combined and recast to reflect conforming cost treatments to be consistent with WestRock methodology.
4) RKT Segment Income and Segment EBITDA including corporate costs in Q4 FY14 excludes $0.3 million of inventory step-up.
5) On a GAAP basis, Earnings Per Share (EPS) for WestRock was $0.44 for Q4 FY15.

Q4 FY15 Corrugated Packaging Results

Financial Performance ($ in millions, except percentages)	Q4 FY15 WRK [2]	Q4 FY14 RKT + MWV [3]
Segment Sales	$1,987	$2,063
Segment Income [1]	$238	$276
Segment EBITDA [1]	$371	$407
% Margin [1][4]	19.4%	20.4%
North America EBITDA Margin [1][4]	20.1%	20.9%

North America:

- Box shipments grew 2.9% year-over-year
- Stable domestic box pricing
- Corrugated shipments declined by 57K tons versus prior year
- 73K tons of economic downtime and 3K tons of maintenance downtime
- Q4 FY14 segment income included $23 million gain related to recognition of previously acquired spare parts from the Smurfit-Stone acquisition

Brazil:

- Brazil Q4 FY15 EBITDA margins of 28.2% [1]
- Box shipments grew 3.1% year-over-year, outpacing the industry by over 850 basis points
- Mill is now capable of producing 500K tons annually of containerboard; new production and shipment record set in September

Merger-Related and FX Impacts to Q4 FY15:

- Q4 FY15 segment income is impacted by $3 million of additional depreciation, depletion and amortization expense arising from step-up in asset values related to the merger
- Unfavorable foreign exchange translation impacted sales and segment income by $95 million [1] and $15 million [1], respectively

1) See Use of Non-GAAP Financial Measurers and Reconciliations in Appendix.
2) Q4 FY15 results adjusted for merger-related inventory step-up adjustments of $2 million.
3) Combined and recast to reflect conforming cost treatments to be consistent with WestRock methodology. See Reconciliation in Appendix.
4) Corrugated Segment Sales exclude Trade Sales of $78 million and $71 million in Q4 FY15 and Q4 FY14 respectively in EBITDA margin calculation. See Use of Non-GAAP Financial Measures and Reconciliations in the Appendix.

Q4 FY15 Consumer Packaging Results

Financial Performance ($ in millions, except percentages)	Q4 FY15 WRK (2)	Q4 FY14 RKT + MWV (3)
Segment Sales	$1,642	$1,782
Segment Income (1)	$139	$175
Segment EBITDA (1)	$257	$271
% Margin (1)	15.6%	15.2%

Business Performance Highlights:

- Folding carton — 2% year-over-year volume growth; 5 straight quarters of year-over-year volume growth
- SBS — stronger food service volumes, additional sales of Carolina branded products and increased in-sourcing were partly offset by lower export shipments
- CNK® — stable beverage revenues ex-currency year-over-year; increased beer shipments offsetting weakness in soft drinks
- CRB — demand remained solid with continued strong demand from expanded folding carton network
- Home, health & beauty — continuing improvement in income and margins due to favorable mix and productivity gains
- Merchandising displays — strong profit growth driven by new projects and benefits from cost reduction actions; sequential profit increase of $11 million
- Q4 FY14 results includes sales of $44 million and income of $4 million from the legacy MWV European tobacco business which was sold prior to the merger

Merger-Related and FX Impacts to Q4 FY15:

- Q4 FY15 segment income was impacted by $30 million of additional depreciation, depletion and amortization expense arising from step-up in asset values related to merger
- Unfavorable foreign exchange translation impacted sales and segment income by $37 million (1) and $8 million (1), respectively

1) See Use of Non-GAAP Financial Measures and Reconciliations in the Appendix.
2) Q4 FY15 results adjusted for merger-related inventory step-up adjustments of $61 million.
3) Combined and recast to reflect conforming cost treatments to be consistent with WestRock methodology. See Reconciliation in Appendix.

WestRock

Q4 FY15 Specialty Chemicals (Ingevity) Results

Financial Performance ($ in millions, except percentages)	Q4 FY15 WRK (2)	Q4 FY14 MWV (3)
Segment Sales	$257	$283
Segment Income (1)	$42	$67
Segment EBITDA (1)	$64	$75
% Margin (1)	24.9%	26.7%

Business Performance Highlights:

- Record sales in activated carbon and asphalt additive products partially offset sales declines in the oilfield chemicals
- Petroleum-based alternatives negatively impacted demand and pricing for certain solutions in the industrial specialties business
- New activated carbon plant in China starting up in Q1 FY16; expect to begin realizing sales in first half of calendar year 2016
- Separation of Ingevity business on track for Q2 FY16
- Michael Wilson, CEO, and John Fortson, CFO, joined Ingevity leadership team

Merger-Related and FX Impacts to Q4 FY15:

- Q4 FY15 segment income shown above is impacted by $13 million of additional depreciation and amortization expense arising from step-up in asset values related to merger
- Unfavorable foreign exchange translation impacted sales and segment income by $9 million (1) and $3 million (1), respectively

1) See Use of Non-GAAP Financial Measures and Reconciliations in the Appendix.
2) Q4 FY15 results adjusted for merger-related inventory step-up and LIFO adjustments of $8 million.
3) Recast to reflect conforming cost treatments to be consistent with WestRock methodology. See Reconciliation in Appendix.

WestRock

Q4 FY15 Land & Development Results

Financial Performance ($ in millions)	Q4 FY15 WRK	Q4 FY14 MWV (2)
Segment Sales	$45	$9
Segment Income (1)	($3)	$0

Business Performance Highlights:

- $41.3 million of land sales in Q4 FY15 vs. $5.7 million in Q4 FY14. Timber, mineral and other sales of $3.7 million in Q4 FY15
- Sold $34 million of property for the future Volvo automobile manufacturing facility
- Continuing strong economic and real estate trends in the Charleston, SC market
- Step-up in book value of projects to market value due to the merger will have significant impact on ongoing reported profitability; no impact to cash flow

Merger-Related Impacts to Q4 FY15:

- Segment income impacted by $15 million increase in book value of land sold due to step-up in asset values related to merger
- Merger accounting value of WestRock ownership interest is $412 million

1) See Use of Non-GAAP Financial Measures and Reconciliations in the Appendix.
2) Recast to reflect conforming cost treatments to be consistent with WestRock methodology. See Reconciliation in Appendix.

Q4 FY15 Segment EBITDA including Corporate Bridge (1)


($ in millions)
$761
($17)
($6)
($29)
$9
$60
($26)
($26)
($29)
($4)
($12)
$681
RKT + MWV Q4 FY14
Price / Mix
Volume
Labor and Benefits Inflation
Other Cost Deflation
Productivity / Synergies
FX
Pension Income
Non-Recurring
Land and Development
Acquisitions / (Divestitures) & Other
WRK Q4 FY15

- Price/mix changes: Corrugated Packaging: +$7 million; Consumer Packaging: ($17) million; Specialty Chemicals: ($7) million
- Other cost deflation: Natural Gas: +$19 million; Chemicals: +$9 million; Freight / Diesel: +$9 million; Brazil: ($6) million; Wood / Fiber ($2) million; Other cost categories: ($20) million
- Productivity gains and synergies realization of +$60 million
- Non-recurring items includes $23 million of non-cash spare parts remeasurement gains in Q4 FY14
- Pension income variance of $26 million reflects lower non-cash pension income from asset de-risking and lower expected asset returns

1) Q4 FY15 results adjusted for merger-related non-continuing inventory step-up and LIFO adjustments of $72 million. See Use of Non-GAAP Financial Measures and Reconciliations in the Appendix.

Merger Synergy and Performance Improvement Realization

On track to meet our $1 billion total productivity objective by FY18

THREE-YEAR GOAL


Duplicative Corp & Support Functions 10%
Ongoing Productivity 40%
Capital Investment 20%
$1 billion
Procurement 30%

Q4 FY15 PROGRESS

- Achieved annualized run rate savings in excess of $150 million
- Estimate annualized run rate savings of at least $400 million by end of fiscal year 2016

WestRock

Financial Position

Key Metrics	
Cash and cash equivalents	$228 million
Reported Debt	$5,632 million
Less: Debt Step-Up/ Other [1]	($322) million
Face Value of Debt [1]	$5,310 million
Floating/Fixed Debt Mix	40% / 60%
Available Liquidity	~ $3.4 billion
Average Interest Rate on Reported Debt	3.61%
Average Interest Rate on Face Value of Debt	4.57%
S&P / Moody's	BBB / Baa3


($ in millions)
$1,600
$1,400
$1,200
$1,000
$800
$600
$400
$200
$0
$74
$256
$69
$150
$307
$198
$96
$713
$102
$600
$1,455
$64
$918
$455
$1,000
$600
$400
$350
$350
$1,155
$144
$1,012
FY 2016
FY 2017
FY 2018
FY 2019
FY 2020
FY 2022
FY 2023
Thereafter
Public Debt
IDB
Term Loan
Farm Credit
Asset Securitization
Revolver
Other

Scheduled Maturities

1) Face value of debt of $5,310 million is reported debt of $5,632 less the fair value step-up of debt acquired in the merger, unamortized bond discounts and certain deferred financing fees, totaling $322 million

Key Financial Statistics and Other Information — Outlook

($ in millions, except percentages and tons)	Q1 FY16 Guidance
Depreciation, Depletion & Amortization	$285
Book Interest Expense	$65
Interest Income	$12
Book Tax Rate [1]	33% - 35%
Share Based Compensation	$21
Net Pension Income (qualified and non-qualified)	$8
Scheduled Corrugated Mill System Maintenance Downtime	114K tons
Minority Interest – Loss	($3)

After-Tax Value of NOLs & Credits ($ in millions)	As of 9/30/2015
Foreign NOLs (est.)	$27
State NOLs / Credits (est.)	$88
Alternative Minimum Tax Credits (est.)	$197
Other Federal Credits (est.)	$16

($ in millions)	FY16 Guidance
Capital Expenditures	$850
Target Leverage Ratio	2.25x - 2.50x
Cash Pension Contributions (qualified)	$38
Cash Pension Contributions (non-qualified)	$14

1) Excluding restructuring and discrete items

WestRock

Multiple Levers to Increase Shareholder Value

	What We Have Done	What We Are Doing
Customer Focused	• Created a global industry leader in corrugated and consumer packaging	• Building improved customer relationships based on the breadth and depth of our product offering
Synergy and Performance Improvements	• Merger of RockTenn and MWV has created a platform for significant synergy and productivity improvement opportunities	• Executing on the $1 billion synergy and business performance improvement target through FY18; >$150 million annualized run-rate as of 9/30/15 • Disciplined cost focus • Optimizing asset portfolio
Strategic Transactions	• Merger of RockTenn and MWV	• Making acquisitions / investments that will improve our business – SP Fiber – JV in Mexico with Grupo Gondi
Balanced Capital Allocation	• Support and improve the business through capital expenditures and acquisitions – FY16 Capex of $850 million • Return significant cash to shareholders while maintaining targeted 2.25x – 2.50x leverage ratio • Established annual dividend of $1.50 per share; current dividend yield of 2.8% • 40 million share repurchase program to be completed over time; repurchased 5.45 million shares in Q4 FY15 • Actively manage business portfolio — spin off Specialty Chemicals, monetize Land and Development over time	

WestRock

Appendix

Non-GAAP Measures

Credit Agreement EBITDA:

"Credit Agreement EBITDA" is calculated in accordance with the definition contained in our Credit Agreement. Credit Agreement EBITDA is generally defined as Consolidated Net Income plus: consolidated interest expense, income taxes of the consolidated companies determined in accordance with GAAP, depreciation and amortization expense of the consolidated companies determined in accordance with GAAP, loss on extinguishment of debt and financing fees, certain non-cash and cash charges incurred, including certain restructuring and other costs, merger / acquisition and integration costs, charges and expenses associated with the write-up of inventory acquired and other items.

Total Funded Debt and Leverage Ratio

"Total Funded Debt" is calculated in accordance with the definition contained in our Credit Agreement. Total Funded Debt is generally defined as aggregate debt obligations reflected in our balance sheet less the stepped up value of said debt, less non-recourse debt except for Securitization related debt, less trade payables related debt that may be recharacterized as debt, less insurance policy loans to the extent offset by assets of the applicable insurance policies, obligations with the hedge adjustments resulting from terminated and existing fair value interest rate derivatives or swaps, if any, less certain cash, plus additional outstanding letters of credit not already reflected in debt and certain guarantees.

Our management uses Credit Agreement EBITDA and Total Funded Debt to evaluate compliance with our debt covenants and borrowing capacity available under our Credit Agreement and as a measure of operating performance. Management believes that investors also use these measures to evaluate our compliance with our debt covenants and available borrowing capacity. Borrowing capacity is dependent upon, in addition to other measures, the "Credit Agreement Debt/EBITDA ratio" or the "Leverage Ratio," which is defined as Total Funded Debt divided by Credit Agreement EBITDA. As of the September 30, 2015 calculation, our Leverage Ratio was 2.08 times. While the Leverage Ratio under the Credit Agreement determines the credit spread on our debt we are not subject to a Leverage Ratio cap. The Credit Agreement is subject to a Debt to Capitalization and Consolidated Interest Coverage Ratio, as defined in the Credit Agreement. Our management uses Credit Agreement EBITDA and Total Funded Debt to evaluate our performance and to compare to our target Leverage Ratio of 2.25x – 2.50x.

Non-GAAP Measures (cont.)

Adjusted Earnings Per Diluted Share

We also use the non-GAAP measure "adjusted earnings per diluted share," also referred to as "adjusted earnings per share" or "Adjusted EPS." Management believes this non-GAAP financial measure provides our board of directors, investors, potential investors, securities analysts and others with useful information to evaluate our performance because it excludes restructuring and other costs, net, and other specific items that management believes are not indicative of the ongoing operating results of the business. The Company and our board of directors use this information to evaluate our performance relative to other periods.

Constant Currency Measures

Our management uses Segment Sales, Segment Income and Segment EBITDA Margins as well as those factors held on a constant currency basis, i.e. eliminating the impact of the change in currency from the comparison period, along with other factors to evaluate our segment performance and our performance against our peers. Management believes that investors also use this measure to evaluate our performance relative to our peers. "Segment EBITDA Margin" is calculated by dividing that segment's EBITDA by Segment Sales (in millions, except percentages).

Q4 FY15 Adjusted Segment Sales, Adjusted EBITDA and Adjusted EBITDA Margin Calculations

($ millions, except percentages)	Corrugated Packaging	Consumer Packaging	Specialty Chemicals	Land and Development	Corporate / Other	Consolidated
Segment Sales	$ 1,987.3	$ 1,642.0	$ 256.5	$ 45.0	$ (58.2)	$ 3,872.6
Less: Trade Sales	(77.6)	-	-	-	-	(77.6)
Adjusted Segment Sales	$ 1,909.7	$ 1,642.0	$ 256.5	$ 45.0	$ (58.2)	$ 3,795.0
Segment Income including Corporate	$ 235.4	$ 77.7	0 $ 33.6	$ (3.4)	$ (14.9)	$ 328.4
Addback: Inventory step-up	2.2	61.2	8.2	-	-	71.6
Depreciation and Amortization	133.6	117.6	22.0	0.2	7.9	281.3
Segment EBITDA	$ 371.2	$ 256.5	$ 63.8	$ (3.2)	$ (7.0)	$ 681.3
Segment EBITDA Margins	19.4%	15.6%	24.9%	-7.1%		

Q4 FY14 Reconciliation of Reported To Recast Segment Income and EBITDA

($ in millions, except percentages)	RKT [1]	MWV as Reported [2]	MWV Adjustments [3]	MWV Recast Total	Combined RKT / MWV
Segment Sales					
Corrugated Packaging	$ 1,912.6	$ 150.1	$ -	$ 150.1	$ 2,062.7
Consumer Packaging	745.0	1,036.6	-	1,036.6	1,781.6
Specialty Chemicals	-	282.5	-	282.5	282.5
Land & Development	-	8.8	-	8.8	8.8
Intersegment Eliminations	(49.6)	(10.2)	-	(10.2)	(59.8)
Total Segment sales	$ 2,608.0	$ 1,467.8	$ -	$ 1,467.8	$ 4,075.8
Segment Income					
Corrugated Packaging	$ 252.4	$ 26.2	$ (2.5)	$ 23.7	$ 276.1
Consumer Packaging	87.5	118.4	(31.2)	87.2	174.7
Specialty Chemicals	-	69.0	(1.9)	67.1	67.1
Land & Development	-	(0.4)	0.5	0.1	0.1
Total Segment Income	339.9	213.2	(35.1)	178.1	518.0
Corporate non-allocated	(19.2)	(19.2)	37.3	18.1	(1.1)
Segment Income including Corporate	320.7	194.0	2.2	196.2	516.9
Noncontrolling interest	-	2.2	(2.2)	-	-
MWV Interest and Other items	-	(48.2)	-	(48.2)	(48.2)
	$ 320.7	$ 148.0	$ (0.0)	$ 148.0	$ 468.7
Depreciation and Amortization					
Corrugated Packaging	$ 120.1	$ 11.1	$ -	$ 11.1	$ 131.2
Consumer Packaging	26.9	69.5	-	69.5	96.4
Specialty Chemicals	-	8.2	-	8.2	8.2
Land & Development	-	0.7	-	0.7	0.7
Total Segment D&A	147.0	89.5	-	89.5	236.5
Corporate Non-Allocated	4.2	3.5	-	3.5	7.7
Total D&A	$ 151.2	$ 93.0	$ -	$ 93.0	$ 244.2
Segment EBITDA					
Corrugated Packaging	$ 372.5	$ 37.3	$ (2.5)	$ 34.8	$ 407.3
Consumer Packaging	114.4	187.9	(31.2)	156.7	271.1
Specialty Chemicals	-	77.2	(1.9)	75.3	75.3
Land & Development	-	0.3	0.5	0.8	0.8
Total Segment EBITDA	486.9	302.7	(35.1)	267.6	754.5
Corporate Non-Allocated	(15.0)	(15.7)	37.3	21.6	6.6
Noncontrolling interest	-	2.2	(2.2)	-	-
Segment EBITDA including Corporate	$ 471.9	$ 289.2	$ (0.0)	$ 289.2	$ 761.1
Segment EBITDA Margins					
Corrugated Packaging	19.5%	24.9%	nm	23.2%	19.7%
Consumer Packaging	15.4%	18.1%	nm	15.1%	15.2%
Specialty Chemicals	0.0%	27.3%	nm	26.7%	26.7%
Land & Development	0.0%	3.4%	nm	9.1%	9.1%
Total Segment EBITDA Margin	18.7%	20.6%	nm	18.2%	18.5%

1) Reflects segment realignment, RockTenn's Consumer Packaging segment excludes $0.3 million of inventory step-up.
2) Reflects segment realignment and presented to one decimal.
3) Recasting of allocation of additional Corporate, pension and stock-based compensation costs to segments in order to conform to the WestRock methodology.

WestRock

Q4 FY15 Year-Over-Year Corrugated EBITDA Margin Calculations Reconciliation

($ in millions, except percentages)	Q4 FY15 - WRK North America	Brazil	Other	Corrugated Packaging
Segment Sales	$ 1,772.1	$ 88.6	$ 126.6	$ 1,987.3
Less: Trade Sales	(77.6)	-	-	(77.6)
Adjusted Segment Sales	$ 1,694.5	$ 88.6	$ 126.6	$ 1,909.7
Segment Income	$ 219.0	$ 12.6	$ 3.8	$ 235.4
Addback: Inventory Step-up	-	2.2	-	2.2
Depreciation and Amortization	121.0	10.2	2.4	133.6
Segment EBITDA	$ 340.0	$ 25.0	$ 6.2	$ 371.2
Segment EBITDA Margins	20.1%	28.2%	4.9%	19.4%

($ in millions, except percentages)	Q4 FY14 - RKT North America	Q4 FY14 - RKT Other	Q4 FY14 - RKT Corrugated Packaging	Q4 FY14 - MWV Corrugated Packaging	Q4 FY14 - RKT + MWV Corrugated Packaging
Segment Sales	$ 1,825.2	$ 87.4	$ 1,912.6	$ 150.1	$ 2,062.7
Less: Trade Sales	(70.6)	-	(70.6)	-	(70.6)
Adjusted Segment Sales	$ 1,754.6	$ 87.4	$ 1,842.0	$ 150.1	$ 1,992.1
Segment Income	$ 248.4	$ 4.0	$ 252.4	$ 23.7	$ 276.1
Depreciation & Amortization	117.5	2.6	120.1	11.1	131.2
Segment EBITDA	$ 365.9	$ 6.6	$ 372.5	$ 34.8	$ 407.3
Segment EBITDA Margins	20.9%	7.6%	20.2%	23.2%	20.4%

WestRock

Q4 FY15 Adjusted Earnings Per Share Reconciliation

($ in millions, except per share data)		WRK Q4 FY15
Net Income Attributable to common stockholders	$	**115.8**
Restructuring and other costs and operating losses and transition costs due to plant closures		80.5
Merger and acquisition inventory step-up		47.4
Loss on Extinguishment of Debt		1.7
Adjusted Net Income	$	**245.4**
Earnings Per Diluted Share	$	**0.44**
Restructuring and other costs and operating losses and transition costs due to plant closures		0.30
Merger and acquisition inventory step-up		0.18
Loss on Extinguishment of Debt		0.01
Adjusted Earnings Per Diluted Share	$	**0.93**

Q4 FY15 Adjusted EPS Bridge [(1)]



$1.31
($0.12)
$0.75
($0.28)
($0.14)
$0.10
($0.69)
$0.93
Q4 FY14 RKT Reported
RKT YOY Change
MWV Contribution
Merger-Related Step-Up (2)
Net Interest Expense
Income Tax
Sharecount
Q4 FY15 WRK Reported

1) See Use of Non-GAAP Financial Measures and Reconciliations in the Appendix.
2) Merger-related depreciation & amortization step-up of $48 million and book value of land sold step-up of $15 million.

WestRock

Q4 FY15 Adjusted Earnings Per Share Bridge Reconciliation

(in millions, except tax rate and per share items)

1	Q4 FY15 RKT Segment Income Net of Corporate Unallocated	$	293.2
2	Q4 FY14 RKT Segment Income Net of Corporate Unallocated		320.4
3	Decrease in Segment Income, Net of Corporate Unallocated [(1)-(2)]	$	(27.2)
4	After-Tax Decrease in Segment Income, Net of Corporate Unallocated (using Q4 FY14 RKT Effective Tax Rate)	$	(17.5)
5	Adjusted EPS Impact (using Q4 FY14 RKT diluted shares outstanding)	$	(0.12)
6	Q4 FY15 MWV Segment Income Net of Corporate Unallocated	$	170.0
7	After-Tax MWV Segment Income Net of Corporate Unallocated (using Q4 FY14 RKT Effective Tax Rate)	$	109.5
8	Adjusted EPS Impact (using Q4 FY14 RKT diluted shares outstanding)	$	0.75
9	Merger-Related Depreciation & Amortization Step-Up	$	(48.4)
10	Merger-Related Book Value of Land Step-Up		(14.7)
11	Total Step-up Impact [(9)+(10)]	$	(63.1)
12	After-Tax Total Step-Up Impact (using Q4 FY14 RKT Effective Tax Rate)	$	(40.6)
13	Adjusted EPS Impact (using Q4 FY14 RKT diluted shares outstanding)	$	(0.28)
14	Q4 FY15 WRK Net Interest Expense	$	(51.8)
15	Q4 FY14 RKT Net Interest Expense		(20.9)
16	Increase in Net Interest Expense [(14)-(15)]	$	(30.9)
17	After-Tax Increase in Net Interest Expense (using Q4 FY14 RKT Effective Tax Rate)	$	(19.9)
18	Adjusted EPS Impact (using Q4 FY14 RKT diluted shares outstanding)	$	(0.14)
19	Adjusted EPS Q4 FY14 (using Q4 FY14 RKT diluted shares outstanding)	$	1.31
20	Adjusted EPS Q4 FY14 (using Q4 FY15 WRK diluted shares outstanding)		0.72
21	Adjusted EPS Change in Share Count Impact [(20)-(19)]	$	(0.59)
22	After-Tax Impact of above variances (using Q4 FY14 RKT Effective Tax Rate) [(4)+(7)+(12)+(17)]	$	31.4
23	Adjuted EPS Impact (using Q4 FY15 WRK diluted shares outstanding)	$	0.12
24	Total Adjusted EPS of above variances [(5)+(8)+(13)+(18)]		0.22
25	Adjusted EPS Variance due to Sharecount [(23)-(24)]	$	(0.10)
26	Adjusted EPS Impact due to Share Count - Total [(21)+(25)]	$	(0.69)
27	Tax Rate Differential (Q4 FY15 tax rate vs. Q4 FY14 tax rate)		-8.14%
28	Q4 FY15 WRK Adjusted Net Income Before Tax	$	338.2
29	Tax Benefit [(27)*(28)]	$	27.5
30	Adjusted EPS Impact of Tax Benefit	$	0.10

Effective Tax Rate and Diluted Shares Outstanding for WestRock Q4 FY15 is 27.4% and 264.1 million, respectively. Effective Tax Rate and Diluted Shares Outstanding for RockTenn Q4 FY14 is 35.6% and 145.3 million, respectively.

WestRock

Q4 FY15 LTM Credit Agreement EBITDA, Net Sales and LTM Credit Agreement EBITDA Margin

($ in millions, except percentages)		WRK LTM Q4 FY15
Consolidated Net Income	$	511.8
Interest Expense, Net		102.9
Income Taxes		250.5
Depreciation and Amortization		740.8
Additional Permitted Charges		962.9 (1)
LTM Credit Agreement EBITDA	**$**	**2,568.9**
Net Sales	$	15,459.3 (2)
Less: Trade Sales		(287.0)
Net Sales Adjusted for Trade Sales	**$**	**15,172.3**
LTM Credit Agreement EBITDA Margin		**16.9%**

1) Additional Permitted Charges in the table above includes $245.7 million, $185.4 million and $265.4 million for MWV in the computation of Credit Agreement EBITDA for the quarters ended December 2014, March 2015 and June 2015, respectively. In addition, Additional Permitted Charges adds back $147.4 million of Restructuring and other costs, net and $72.9 million of inventory step-up.

2) WRK LTM Net Sales of $11.381.3 million plus MWV 9 months June 2015 Net Sales of $4,078.0 million.

WestRock

Q4 FY15 Total Debt, Funded Debt and Leverage Ratio

($ in millions, except ratios)		WRK Q4 FY15
Current Portion of Debt	$	74.1
Long-Term Debt Due After One Year		5,558.3
Total Debt		5,632.4
Less: Unamortized Fair Value of Debt Step-up Related to the Merger and Deferred Financing Costs		(327.8)
Plus: Letters of Credit, Guarantees and Other Adjustments		48.2
Total Funded Debt	**$**	**5,352.8**
LTM Credit Agreement EBITDA	$	2,568.9
Leverage Ratio		**2.08** x

WestRock

FX Reconciliation

($ in millions, except percentages)	2015	2014 Combined and Recast	% Change	2015 Currency Impact $'s	2015 Currency Adjusted	Currency Adjusted % Change
Net Sales:						
Corrugated Packaging	$ 1,987.3	$ 2,062.7	-3.7%	$ (95.4)	$ 2,082.7	1.0%
Consumer Packaging	1,642.0	1,781.6	-7.8%	(37.1)	1,679.1	-5.8%
Specialty Chemicals	256.5	282.5	-9.2%	(8.5)	265.0	-6.2%
Land and Development	45.0	8.8	411.4%	-	45.0	411.4%
Intersegment Eliminations	(58.2)	(59.8)	nm	-	(58.2)	nm
Total Net Sales	**$ 3,872.6**	**$ 4,075.8**	**-5.0%**	**$ (141.0)**	**$ 4,013.6**	**-1.5%**
Segment Income:						
Corrugated Packaging	$ 237.6	$ 276.1	-13.9%	$ (15.2)	$ 252.8	-8.4%
Consumer Packaging	138.9	174.7	-20.5%	(8.0)	146.9	-15.9%
Specialty Chemicals	41.8	67.1	-37.7%	(2.8)	44.6	-33.5%
Land and Development	(3.4)	0.1	nm	-	(3.4)	nm
Total Segment Income (1)	**$ 414.9**	**$ 518.0**	**-19.9%**	**$ (26.0)**	**$ 440.9**	**-14.9%**

nm = not meaningful

1) Segment income excludes $2.2, $61.2 and $8.2 million of inventory step-up in the quarter ended September 30, 2015 for the Corrugated Packaging, Consumer Packaging and Specialty Chemicals segments, respectively. Segment income in the prior year quarter excludes $0.3 million of inventory step-up in the Consumer Packaging segment.

WestRock

WestRock